Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-11 of our report dated December 12, 2019, relating to the combined statement of revenues and certain operating expenses of Jupiter 12 Industrial Portfolio for the year ended December 31, 2018 appearing in the Current Report on Form 8-K/A of Blackstone Real Estate Income Trust, Inc. filed on December 12, 2019.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

September 25, 2020